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                                                                     EXHIBIT 4.2


                         THIRD AMENDMENT TO AMENDED AND
                     RESTATED RECEIVABLES PURCHASE AGREEMENT


          THIS THIRD AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT ("Third Amendment") is dated as of December 12, 2001 among APPLIED POWER CREDIT CORPORATION as Seller (the "Seller"), APW NORTH AMERICA, INC., individually and as Servicer ("APW"), BARTON CAPITAL CORPORATION as Purchaser (the "Purchaser") and SOCIETE GENERALE as Agent (the "Agent").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Seller, APW, the Purchaser and the Agent are parties to an Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2001, as twice amended to date (as so amended to date and as further amended, supplemented or otherwise modified from time to time, the "Purchase Agreement;" capitalized terms not otherwise defined herein have the meanings given to them in the Purchase Agreement);

          WHEREAS, the Seller has requested that the Purchaser and Agent agree to amend further certain provisions of the Purchase Agreement, and the Purchaser and Agent are agreeable to such requests, but only on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto hereby agree as follows:

          SECTION 1. Amendments to Purchase Agreement. Effective as of the date
                     --------------------------------
hereof but subject to the satisfaction of the conditions precedent in Section 3 hereof the Purchase Agreement is hereby amended as follows:

          (a) Section 7.03(b) is hereby amended by adding after the words "within 90 days after the close of each Fiscal Year" therein the following parenthetical expression: "(except not later than December 17, 2001 with respect to the year ending August 31, 2001)."

          (b) Schedule I is hereby amended by amending and restating the definition of "Bank Credit Agreement" therein in its entirety to read as
               ---------------------
follows:

              "Bank Credit Agreement" means the Amended
               ---------------------
              and Restated Multicurrency Credit Agreement dated as of May 15, 2001, as amended by the First Amendment to Amended and Restated
              Multicurrency Credit Agreement dated as of September 27, 2001 and the Second Amendment to Amended and Restated Multicurrency Credit

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              Agreement dated as of December 13, 2001,
              a true and complete copy of which is
              attached hereto as Annex A, among APW,
              Ltd., Various Financial Institutions,
              Bank One, N.A., as Syndication Agent, The
              Chase Manhattan Bank, as Documentation
              Agent, and Bank of America, National
              Association, as Administrative Agent, but without including or giving effect to any further amendment, supplement or modification thereto, unless the parties hereto so agree.

          SECTION 2. Effectiveness. This Third Amendment shall become effective
                     -------------
upon the Agent's receipt of (a) this Third Amendment, duly executed by the Seller, APW and the Purchaser, (b) an amount equal to the fees and expenses of counsel to the Agent, and (c) evidence satisfactory to it of a substantially contemporaneous amendment, in form and substance satisfactory to the Agent and the Purchaser, to the Bank Credit Agreement and the U.K. Facility (as defined in the Bank Credit Agreement). The effectiveness of this Third Amendment shall also be subject to the following condition subsequent: the payment of an "Amendment Fee" described and calculated in the fee letter dated as of December 12, 2001 from the Agent to the Seller and APW, payable on the date provided in such fee letter.

          SECTION 3. Representations and Warranties of the Seller and APW. The
                     ----------------------------------------------------
Seller and APW each represents and warrants as follows:

          (a) The execution, delivery and performance by the Seller and APW of this Third Amendment and the Purchase Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby, are within the Seller's and APW's powers, have been duly authorized by all necessary corporate action on the part of the Seller and APW, and do not and will not (i) contravene the Agreement Documents, (ii) violate any law, order, writ, judgment, injunction, decree, determination or award of any court or other governmental authority binding on the Seller or APW or any assets of the Seller or APW, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Seller or APW or any of their assets or
(iv) result in or require the creation or imposition of any Adverse Claim upon or with respect to any of the assets of the Seller or APW.

          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental or regulatory body or any other third party is required for the due execution, delivery or performance by the Seller and APW of this Third Amendment and the Purchase Agreement, as amended hereby, except for the authorizations, approvals, actions and notices which have been duly obtained, taken, given, or made and are in full force and effect.

          (c) This Third Amendment has been duly executed and delivered by the Seller and APW. The Purchase Agreement, as amended hereby, is the legal, valid

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and binding obligation of the Seller and APW, enforceable against the Seller and APW, in accordance with its terms, subject to applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

          (d) All of the Seller's and APW's representations and warranties contained in the Agreement Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

          (e) After giving effect to this Third Amendment, no Termination Event has occurred and is continuing.

          (f) As of the date hereof, the Aggregate Purchaser's Investments are $45,347,917 and such amounts, together with the accrued and unpaid Earned Discount thereon, are not subject to any setoff, dispute, claim, counterclaim or defense of any kind. To the extent any such setoff, dispute, claim, counterclaim or defense exists, it is hereby waived.

          SECTION 4. Reference to and Effect on the Agreement Documents.
                     --------------------------------------------------

          (a) Upon the effectiveness of this Third Amendment, on and after the date hereof, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" and words of like import, and such words or words of like import in each reference in the Agreement Documents, shall mean and be a reference to the Purchase Agreement as modified hereby.

          (b) Except as specifically amended and modified hereby, all of the terms and provisions of the Purchase Agreement and the other Agreement Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as an amendment to or a waiver of any right, power or remedy of the Agent under any of the Agreement Documents, or constitute an amendment to or a waiver of any provision of any of the Agreement Documents. This Third Amendment shall not constitute the Agent's consent or indicate its willingness to consent to any other amendment, modification or waiver of the Purchase Agreement or any other Agreement Document.

          (d) This Third Amendment shall be deemed to be an Agreement Document for all purposes.

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          SECTION 5. Execution in Counterparts, Etc. This Third Amendment may be
                     ------------------------------
executed in counterparts, and by separate parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Telecopied counterparts of the signature pages hereof shall be deemed effective as of the Agent's receipt thereof.

          SECTION 6. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT
                     -------------
OF THIS THIRD AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

          SECTION 7. Expenses. The Seller agrees to pay to the Agent, on demand,
                     --------
(a) all of the out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Third Amendment, including, without limitation, the fees and disbursements of counsel to the Agent and (b) the fees and expenses of any financial consultant retained by or on behalf of the Agent. This Section shall not limit the Seller's obligations under Section 13.06 of the Purchase Agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Third
Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                APPLIED POWER CREDIT CORPORATION,
                                as Seller


                                By: /s/ James Maxwell
                                    --------------------------------------------
                                   Name: James Maxwell
                                   Title: Treasurer

                                Address:  N22 W23685 Ridgeview Parkway West
                                          Waukesha, Wisconsin 53188-1013

                                Telephone No.: (262) 523-7620
                                Facsimile No.: (262) 523-7580
                                Attention: Treasurer


                                APW NORTH AMERICA, INC., individually and as Servicer


                                By: /s/ James Maxwell
                                    --------------------------------------------
                                   Name: James Maxwell
                                   Title: Treasurer

                                Address:  N22 W23685 Ridgeview Parkway West
                                          Waukesha, Wisconsin 53188-1013

                                Telephone No.: (262) 523-7620
                                Facsimile No.: (262) 523-7580
                                Attention: Treasurer


                                BARTON CAPITAL CORPORATION, as Purchaser


                                By: /s/ Evelyn Echevarria
                                    --------------------------------------------
                                   Name: Evelyn Echevarria
                                   Title: Vice President

                                Address:  c/o AMACAR Group, L.L.C
                                          6525 Morrison Boulevard
                                          Suite 318
                                          Charlotte, North Carolina  28211

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                                Telephone No.: (704) 365-0569
                                Facsimile No.: (704) 365-1362
                                Attention: Douglas K. Johnson


                                SOCIETE GENERALE, as Agent


                                By: /s/ Martin J. Finan
                                    --------------------------------------------
                                   Name: Martin J. Finan
                                   Title: Managing Director

                                Address:  181 West Madison Street
                                          Suite 3400
                                          Chicago, Illinois 60602

                                Telephone No.: (312) 578-5167
                                Facsimile No.: (312) 578-5199
                                Attention: Asset Securitization Group

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